UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2024
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agilon health, inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40332	37-1915147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6210 E Hwy 290, Suite 450
Austin, TX		78723
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 562 256-3800
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AGL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer
On June 4, 2024, agilon health, inc. (the “Company”) appointed Jeff Schwaneke to serve as the Company’s Chief Financial Officer and Executive Vice President effective July 1, 2024 (the “Effective Date”). In connection with his appointment, Mr. Schwaneke will resign from the agilon health, inc. Board of Directors.
Mr. Schwaneke, age 49, has more than 27 years of finance and operational expertise, including 15 years in the managed care sector. Mr. Schwaneke most recently served as Executive Vice President, Health Care Enterprises for Centene Corporation, a Fortune 50 company, and a leading healthcare enterprise. He previously served as Centene’s Chief Financial Officer and Treasurer from 2016 to 2021 and joined Centene in 2008 as Corporate Controller and Chief Accounting Officer. Prior to joining Centene, he held numerous senior finance and accounting positions at Novelis, Inc., SPX Corporation, and PriceWaterhouse Coopers. Mr. Schwaneke obtained his Bachelor’s degree in Accounting from the University of Missouri and is a CPA (inactive).
In connection with Mr. Schwaneke’s appointment as Chief Financial Officer and Executive Vice President, Mr. Schwaneke entered into an employment agreement (the “Employment Agreement”) and offer letter (the “Offer Letter”) with the Company setting forth the terms of his employment. Pursuant to the Employment Agreement and Offer Letter, Mr. Schwaneke will receive an annual base salary of $625,000 and an annual target bonus of 75% of his base salary. Additionally, he will receive on or promptly following the Effective Date (i) a one-time sign on grant of time/service-vested restricted stock units (“RSUs”)with a grant-date fair value of $2,500,000 vesting on a three-year pro rata basis, and performance-based stock units (“PSUs”) with a grant-date fair value of $1,000,000 with a +100% share price appreciation hurdle (measured with reference to the fair market value of a share of the Company’s common stock on the date of the grant of the award and subject to the performance period being cut short in the event of a change in control of the Company), and (ii) a grant of equity awards having a grant-date fair value of $3,500,000 in the aggregate, with an equity award mix of 50% PSUs, 25% RSUs and 25% stock options, based on the grant-date fair value of the awards, and other terms and conditions of such awards, to be consistent with the Company’s annual equity awards for fiscal year 2024 for its executive officers generally. In addition, If Mr. Schwaneke is employed by the Company when the Company grants annual equity awards for fiscal year 2025 to its executive officers generally, the Company will also grant Mr. Schwaneke grant-date fair value of $3,500,000 in the aggregate, with the mix of awards, and other terms and conditions of such awards, to be consistent with the Company’s annual equity awards for fiscal year 2025 for its executive officers generally. Mr. Schwaneke will also receive a sign on bonus of $300,000 in a single lump sum between 30 and 45 days after the Effective Date.
There is no arrangement or understanding with any person pursuant to which Mr. Schwaneke is being appointed as Chief Financial Officer and Executive Vice President. There are no family relationships between Mr. Schwaneke and any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.
The foregoing description of the Employment Agreement and Offer Letter is qualified by reference to the full text of the Employment Agreement and Offer Letter, which the Company will file as exhibits to its Quarterly Report on Form 10-Q for the period ending June 30, 2024.
Item 7.01 Regulation FD Disclosure.
On June 5, 2024, the Company issued a press release announcing the appointment of Mr. Schwaneke as Chief Financial Officer and Executive Vice President. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated in this Item 7.01 by reference.
The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit Number	Description

99.1	Press Release dated June 5, 2024.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

agilon health, inc.

Date:	June 5, 2024	By:	/s/ DENISE V. ZAMORE
Denise V. Zamore Executive Vice President, Chief Legal Officer & Corporate Secretary